Exhibit 99.1

James W. Breyer Plans Retirement from Dell Board of Directors

ROUND ROCK, Texas--(BUSINESS WIRE)--April 29, 2013--Dell today announced that James W. Breyer has notified the company that he will not stand for reelection to its board of directors at Dell’s next annual meeting of stockholders.

“Dell and its stockholders have benefitted greatly from the leadership and perspective Jim has provided during his tenure on the Dell board,” said Michael Dell, chairman and CEO. “We’re grateful for his guidance and we wish him well in all his future endeavors.”

Mr. Breyer, a member of Dell’s board since April 2009 and current chair of its finance committee, will continue to serve as a director until the date of the annual meeting.

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